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                                                                    EXHIBIT 23.4



Ultrak, Inc.
Dallas, Texas

                Re: Registration Statement on Form S-4 of Ultrak, Inc.
                      With Respect to 700,000 Shares of its Common
                      Stock Subject to Issuance to Holders of Common Stock of Diamond Electronics, Inc.

Gentlemen:

We hereby consent to the references to our firm in the Prospectus/Proxy Statement included in the above-described Registration Statement on Form S-4 under the heading "MERGER--Certain Federal Income Tax Consequences" and related references elsewhere in such Prospectus/Proxy Statement.


/s/ Leagre & Barnes
LEAGRE & BARNES
Indianapolis, Indiana
June 7, 1995